Exhibit 99.1

Investor Contact:	Adam Hanan (615) 443-9887

Media Contact:	Janella Escobar (615) 235-4618

CRACKER BARREL REPORTS SECOND QUARTER FISCAL 2020 RESULTS AND UPDATES GUIDANCE

Comparable store restaurant sales growth and traffic outperform the casual dining industry

LEBANON, Tenn. – February 25, 2020 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the second quarter ended January 31, 2020.

Second Quarter Fiscal 2020 Highlights

•	Comparable store restaurant sales growth of 3.8% and traffic of -0.2% outperformed the casual dining industry. Comparable store retail sales increased 1.3%.

•	Operating income was $79.1 million, a 3.2% increase compared to the prior year.

•

GAAP earnings per diluted share were $2.55, which includes an unfavorable impact to earnings per diluted share for the quarter of ($0.15) from the Company’s equity method investment in its unconsolidated subsidiary Punch Bowl Social, compared to prior year second quarter earnings per diluted share of $2.52.

Commenting on the second quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I am pleased that we continued to outperform the casual dining industry and that we delivered solid operating income growth. The holidays are an important time for Cracker Barrel, and I believe this quarter we further strengthened our reputation as a destination for both in-store and off-premise holiday dining occasions, as demonstrated by the success of our Country Fried Turkey menu promotion and the continued growth of our off-premise business. Our teams continued to make progress on key initiatives, and I believe we are well-positioned to build on our momentum in the back half of our fiscal year.”

Second Quarter Fiscal 2020 Results

Revenue

The Company reported total revenue of $846.1 million for the second quarter of fiscal 2020, representing an increase of 4.2% over the second quarter of the prior year. Cracker Barrel comparable store restaurant sales increased 3.8%, as a 4.0% increase in average check offset a 0.2% decrease in comparable store restaurant traffic. The average menu price increase for the quarter was approximately 2.2%. Comparable store retail sales increased 1.3% from the prior year quarter.

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Cracker Barrel Reports Second Quarter Fiscal 2020 Results

February 25, 2020

Operating Income

Operating income in the second quarter was $79.1 million, or 9.4% of total revenue, an increase from the prior year quarter of $76.7 million, or 9.5% of total revenue. As a percentage of total revenue, increases in other operating expenses and general and administrative expenses were partially offset by reductions in cost of goods sold and labor and related expenses.

Earnings per Diluted Share

GAAP earnings per diluted share were $2.55, which includes an unfavorable impact to earnings per diluted share for the quarter of ($0.15) from the Company’s equity method investment in its unconsolidated subsidiary Punch Bowl Social, compared to prior year second quarter earnings per diluted share of $2.52.

Share Repurchases

The Company repurchased $5.8 million in shares during the second quarter.

Fiscal 2020 Outlook

The Company updated the following components of its fiscal 2020 outlook:

•	GAAP earnings per diluted share between $8.55 and $8.65

•

This includes an expected loss from the Company’s equity method investment in its unconsolidated subsidiary, Punch Bowl Social, resulting in an unfavorable GAAP earnings per diluted share impact of approximately ($0.80)

•

This also includes transactional and integration expenses related to the Company’s acquisition of Maple Street Biscuit Company, which are expected to result in an unfavorable impact to GAAP earnings per diluted share of approximately ($0.15)

•	Cracker Barrel comparable store restaurant sales growth of 2.0% to 2.5%

•	Approximately flat comparable store retail sales growth

•	Commodity inflation, on a constant mix basis, of 1.5% to 2.0%

•	Depreciation expense of approximately $115 million

•	Sustainable cost savings of approximately $11 million

•	Capital expenditures of approximately $125 million

•	An effective tax rate of approximately 16.0%, which includes an expected tax benefit from the projected loss from the Company’s equity method investment in Punch Bowl Social

The Company reminds investors that its outlook for fiscal 2020 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2020 Second Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through March 10, 2020.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping — all at a fair price. By creating a world filled with hospitality and charm through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate 664 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual concept Maple Street Biscuit Company. For more information about the company, visit crackerbarrel.com.

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Cracker Barrel Reports Second Quarter Fiscal 2020 Results

February 25, 2020

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY 2020 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, and weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; uncertain performance of acquired businesses, strategic investments and other initiatives that we may pursue now or in the future, including our integration of Maple Street Biscuit Company and our non-controlling ownership interest in Punch Bowl Social; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the

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Cracker Barrel Reports Second Quarter Fiscal 2020 Results

February 25, 2020

effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Fiscal 2020 Results

February 25, 2020

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED INCOME STATEMENT (Unaudited) (In thousands, except share and per share amounts, percentages and ratios)
	Second Quarter Ended			Six Months Ended
			Percentage			Percentage
	1/31/20	2/1/19	Change	1/31/20	2/1/19	Change
Total revenue	$846,143	$811,707	4%	$1,595,183	$1,545,250	3%
Cost of goods sold, (exclusive of depreciation and rent)	272,207	265,179	3	492,021	487,472	1
Labor and other related expenses	284,777	276,774	3	548,091	534,933	2
Other store operating expenses	171,638	156,819	9	334,546	309,297	8
General and administrative expenses	38,386	36,224	6	78,017	75,159	4

Operating income	79,135	76,711	3	142,508	138,389	3
Interest expense	3,505	4,177	(16)	7,085	8,526	(17)

Pretax income	75,630	72,534	4	135,423	129,863	4
Provision for income taxes	10,878	11,779	(8)	21,468	21,901	(2)
Income (loss) from unconsolidated subsidiary	(3,584)	0		(9,564)	0

Net income	$61,168	$60,755	1	$104,391	$107,962	(3)

Earnings per share – Basic:	$2.55	$2.53	1	$4.35	$4.49	(3)

Earnings per share – Diluted:	$2.55	$2.52	1	$4.34	$4.48	(3)

Weighted average shares:
Basic	23,950,811	24,040,374	(0)	23,994,583	24,031,480	(0)
Diluted	24,005,817	24,093,725	(0)	24,054,870	24,083,723	(0)
Ratio Analysis
Total revenue:
Restaurant	78.4%	77.8%		79.6%	79.1%
Retail	21.6	22.2		20.4	20.9

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, (exclusive of depreciation and rent)	32.2	32.7		30.8	31.5
Labor and other related expenses	33.6	34.1		34.4	34.7
Other store operating expenses	20.3	19.3		21.0	20.0
General and administrative expenses	4.5	4.4		4.9	4.8

Operating income	9.4	9.5		8.9	9.0
Interest expense	0.5	0.6		0.4	0.6

Pretax income	8.9	8.9		8.5	8.4
Provision for income taxes	1.3	1.4		1.4	1.4
Income (loss) from unconsolidated subsidiary	(0.4)	0.0		(0.6)	0.0

Net income	7.2%	7.5%		6.5%	7.0%

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Cracker Barrel Reports Second Quarter Fiscal 2020 Results

February 25, 2020

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	1/31/20	2/1/19
Assets
Cash and cash equivalents	$72,840	$169,564
Accounts receivable	20,778	16,977
Inventory	157,352	151,402
Prepaid expenses and other current assets	35,100	21,200
Property and equipment, net	1,176,747	1,162,186
Operating lease right-of-use assets, net	465,685	0
Investment in unconsolidated subsidiary	79,536	0
Other assets	122,514	66,474
Goodwill	6,364	0

Total assets	$2,136,916	$1,587,803

Liabilities and Shareholders’ Equity
Accounts payable	$123,318	$117,885
Other current liabilities	321,566	262,245
Long-term debt	460,000	400,000
Long-term operating lease liabilities	460,840	0
Other long-term obligations	85,927	127,719
Deferred income taxes	55,335	51,336
Shareholders’ equity, net	629,930	628,618

Total liabilities and shareholders’ equity	$2,136,916	$1,587,803

Common shares issued and outstanding	23,943,248	24,041,374

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Cracker Barrel Reports Second Quarter Fiscal 2020 Results

February 25, 2020

CRACKER BARREL OLD COUNTRY STORE, INC. CONDENSED CONSOLIDATED CASH FLOW STATEMENT (Unaudited and in thousands)
	Six Months Ended
	1/31/20	2/1/19
Cash flows from operating activities:
Net income	$104,391	$107,962
Net loss from unconsolidated subsidiary	9,564	0
Depreciation and amortization	58,277	51,056
Loss on disposition of property and equipment	4,005	5,760
Impairment	664	0
Share-based compensation, net of excess tax benefit	3,920	4,133
Noncash lease expense	30,845	0
(Increase) decrease in inventories	(2,167)	4,851
(Decrease) in accounts payable	(10,779)	(4,447)
Net changes in other assets and liabilities	(14,716)	21,548

Net cash provided by operating activities	184,004	190,863

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(58,289)	(69,829)
Proceeds from sale of property and equipment	1,565	91
Notes receivable from unconsolidated subsidiary	(33,000)	0
Acquisition of business, net of cash acquired	(32,971)	0

Net cash (used in) investing activities	(122,695)	(69,738)

Cash flows from financing activities:
Net proceeds from long-term debt	60,000	0
(Taxes withheld) from issuance of share-based compensation awards	(1,994)	(2,057)
Purchases and retirement of common stock	(20,000)	0
Deferred financing costs	0	(3,022)
Dividends on common stock	(63,359)	(61,138)

Net cash (used in) financing activities	(25,353)	(66,217)

Net increase in cash and cash equivalents	35,956	54,908

Cash and cash equivalents, beginning of period	36,884	114,656

Cash and cash equivalents, end of period	$72,840	$169,564

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Cracker Barrel Reports Second Quarter Fiscal 2020 Results

February 25, 2020

CRACKER BARREL OLD COUNTRY STORE, INC. Supplemental Information (Unaudited)
	Second Quarter Ended		Six Months Ended
	1/31/20	2/1/19	1/31/20	2/1/19
Company-owned units in operation:
Open at beginning of period	695	663	667	660
Maple Street units acquired during period	—	—	28	—
Opened during period	1	2	1	5
Closed during period	(1)	(1)	(1)	(1)

Total company-owned units at end of period	695	664	695	664

Total revenue: (In thousands)
Restaurant	$663,043	$631,175	$1,270,122	$1,222,153
Retail	183,100	180,532	325,061	323,097

Total revenue	$846,143	$811,707	$1,595,183	$1,545,250

Cost of goods sold (exclusive of depreciation and rent): (In thousands)
Restaurant	$172,676	$165,861	$322,133	$315,049
Retail	99,531	99,318	169,888	172,423

Total cost of goods sold	$272,207	$265,179	$492,021	$487,472

Average unit volume*: (In thousands)
Restaurant	$985.3	$950.4	$1,893.7	$1,843.9
Retail	274.6	$271.8	487.4	487.5

Total	$1,259.9	$1,222.2	$2,381.1	$2,331.4

Operating weeks:	8,668	8,634	17,339	17,233

Note*: Average unit volumes include sales of all stores except Maple Street Biscuit Company.

	Q2 2020 vs. Q2 2019	6 mo. 2020 vs. 6 mo. 2019
Comparable Cracker Barrel store sales period to period increase:
Restaurant	3.8%	3.0%
Retail	1.3%	0.4%
Number of Cracker Barrel locations in comparable store base:	651	647

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